Exhibit 2.2

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SYNTHETIC RESEARCH INDUSTRIES, INC.

Pursuant to the applicable provisions of the Nevada Business Corporations Act, Synthetic Research Industries, Inc. (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST: The present name of the Corporation is Synthetic Research Industries, Inc.

SECOND: The following amendments to its Articles of Incorporation were adopted by majority written consent of shareholders of the corporation on August 3rd, 1995 in the manner prescribed by Nevada                 .

1. Article I is hereby amended to read as follows:

ARTICLE I - NAME

The name of the Corporation is Television Marketing Services, Inc.

2. Article III is hereby amended to read as follows:

ARTICLE III - PURPOSES

The purpose or purposes for which this corporation is engaged are:

(a) To engage in the business of marketing various products and services, primarily through television and other broadcast media, and otherwise dealing in and with such goods and services, whether alone or in conjunction with others; also, to engage in the business of investing in and acquiring goods, assets, businesses and properties of any kind whatsoever without limitation _________ to otherwise engage in any business or activity permitted by law. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

(b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 800,000.

FOURTH: The number of shares voted for such amendments by written consent was 800,000 (100%).

DATED this 3rd day of August, 1995.

SYNTHETIC RESEARCH INDUSTRIES, INC.

By:	/s/ Eslie O. Barlow
Eslie O. Barlow, President & Secretary

VERIFICATION

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

The undersigned being first duly sworn, deposes and states: that the undersigned is the President and Secretary of Synthetic Research Industries Inc. that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.

/s/ Eslie O. Barlow
Eslie O. Barlow, Secretary

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

On this 3rd day of August, 1995, personally appeared before me, and Eslie O. Parlow as President and Secretary of Synthetic Research Industries, Inc., the signer of the foregoing instrument, whose identity is personally known to me or proven on the basis of satisfactory evidence, who voluntarily signed the document in my presence on behalf of said corporation and have taken an oath or affirmation before my duly attesting to the truthfulness of its contents.

Official Seal	Notary Public

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF TELEVISION MARKETING SERVICES, INC.

Pursuant to the applicable provisions of the Nevada Business Corporations Act, Television Marketing Services, Inc. (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST: The present name of the Corporation is Television Marketing Services, Inc.

SECOND: The following amendments to its Articles of Incorporation were adopted by majority written consent of shareholders of the Corporation on September 23rd, 1997 in the manner prescribed by Nevada law.

1. Article I is hereby amended to read as follows:

ARTICLE I - NAME

The name of the Corporation is Maxim Financial Management, Inc.

2. Article III is hereby amended to read as follows:

ARTICLE III - PURPOSES

The purpose for which this corporation is organized is to engage in any lawful business or activity for which corporations may be organized under Nevada law.

THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 800,000.

FOURTH: The number of shares voted for such amendments by written consent was 800,000.

DATED this 23rd day of September, 1997.

TELEVISION MARKETING SERVICES, INC.

By:	/s/ Eslie O. Barlow
Eslie O. Barlow, President & Secretary

VERIFICATION

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

The undersigned being first duly sworn. deposes and states: that the undersigned is the President and Secretary of Television Marketing Services Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the stockholders of the Corporation.

/s/ Eslie O. Barlow
Eslie O. Barlow, Secretary

STATE OF UTAH	)
: ss.
COUNTY OF UTAH	)

On this 23 day of September, 1997, personally appeared before me, Eslie O. Barlow as President and Secretary of Television Marketing Services, Inc., the signer of the foregoing instrument, whose identity is personally known to me or proven on the basis of satisfactory evidence, who voluntarily signed the document in my presence on behalf of said corporation and have taken an oath or affirmation before me duly attesting to the truthfulness of its contents.

/s/ Van L. Butler
Official Seal	Notary Public

CERTIFICATE OF AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MAXIM FINANCIAL MANAGEMENT, INC.

Maxim Financial Management, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

First: The name of the corporation is Maxim Financial Management, Inc., and it was originally incorporated under the name of Synthetic Research Industries, Inc., and the original Articles of Incorporation of the corporation were filed with the Secretary of State of the State of Nevada on June 21, 1995. A Certificate of Amendment to the Articles of Incorporation changing the name of the corporation to Television Marketing Services, Inc., and the purpose of the corporation was filed with the Secretary of State of the State of Nevada on August 17, 1995. A Certificate of Amendment to the Articles of Incorporation changing the name of the corporation to Maxim Financial Management, Inc. and changing the purpose of the corporation was filed with the Secretary of State of the State of Nevada on October 28, 1997.

Second: The following Amended and Restated Articles of Incorporation were adopted by majority written consent of the shareholders of the Corporation on June 22, 2001, in the manner prescribed by Nevada law.

Third: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said Amended and Restated Articles was 9,011,000.

Fourth: The number of shares voted for the of the Amended and Restated Articles by written consent was 8,000,000 shares.

Fifth: Pursuant to the applicable provisions of the Nevada Business Corporations Act, Maxim Financial Management, Inc. (the “Corporation”), this Amended and Restated Articles of Incorporation amends, restates and integrates the provisions of the Articles of Incorporation of this Corporation.

Sixth: The text of the Restated and Amended Articles of Incorporation as heretofore amended or supplement is hereby restated and further amended to read in its entirety as follows:

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HAMMERTIME HOLDINGS, INC.

ARTICLE I - NAME

The name of the Corporation is HAMMERTIME HOLDINGS, INC.

ARTICLE II - DURATION

The duration of the corporation is perpetual.

ARTICLE III - PURPOSES

The purpose for which this corporation is organized is to engage in any lawful business or activity for which corporations may be organized under Nevada law.

ARTICLE IV - STOCK

The aggregate number of shares which this Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock having a par value of $0.001 per share. All Common Stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this Corporation shall not be liable to any further call or assessment. The Corporation shall also have authority to issue Five Million (5,000,000) shares of Preferred Stock having a par value of $0.001 per share and to be issued with such rights, preferences and designations and in such series as determined by the Board of Directors of the Corporation.

ARTICLE V - AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of “a majority” of the shares entitled to vote on each such amendment.

ARTICLE VI - SHAREHOLDER RIGHTS

The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

ARTICLE VII - REGISTERED OFFICE AND AGENT

The address of the Registered Office in the State of Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89502. The name of the registered agent at such address is Nevada Agency and Trust Company.

ARTICLE VIII - DIRECTORS

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders’ approval.

ARTICLE IX

COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this Corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director of directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director, or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE X

LIABILITY OF DIRECTORS AND OFFICERS

No director of officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

Dated this 22nd day of June, 2001.

/s/ Clayton Barlow
Clayton Barlow, President and Secretary

VERIFICATION

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

The undersigned, being first duly sworn, deposes and states: that the undersigned is the President and Secretary of Maxim Financial Management, Inc., that the undersigned has read the Amended and Restated Articles of Incorporation and knows the contents thereof and that the same contains a truthful statement of the Amended and Restated Articles duly adopted by the stockholders of the Corporation.

/s/ Clayton Barlow
Clayton Barlow, President and Secretary

STATE OF UTAH	)
: ss.
COUNTY OF SALT LAKE	)

On this 22 day of June, 2001, personally appeared before me, Clayton Barlow as President and Secretary of Maxim Financial Management, Inc., the signer of the foregoing instrument, whose identity is personally known to me or proved on the basis of satisfactory evidence, who voluntarily signed the document in my presence on behalf of said corporation and have taken an oath or affirmation before me duly attesting to the truthfulness of its contents.

/s/ Amanda Weaver
NOTARY PUBLIC

My Commission Expires:

12/01/04

This Form is to Accompany Restated Articles of Incorporation

(Pursuant to NRS 78.403 or 82.371)

(This form may also be used to accompany Restated Articles for

Limited-Liability Companies and Certificates of Limited Partnership)

- Remit in Duplicate -

1.	Name of Nevada entity as last recorded in this office:	Maxim Financial Management, Inc.

2.	Indicate what changes have been made by checking the appropriate spaces.*

✓	The entity name has been amended.

The resident agent has been changed.
(attach Certificate of Acceptance from new resident agent)

The purpose of the entity has been amended.

✓	The authorized shares have been amended.

The directors, managers or general partners have been amended.

The duration of the entity has been amended.

IRS tax language has been added.

Articles have been added to the articles or certificate.

Articles have been deleted from the articles or certificate.

None of the above apply. The articles or certificate have been amended as follows:

(provide article numbers, if available)

*	This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering Articles of Incorporation, Articles of Organization or Certificates of Limited Partnership.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF HAMMERTIME HOLDINGS, INC.

Pursuant to the provisions of the Nevada Business Corporations Act, the above corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent.

1. The following amendment of the Articles of Incorporation was adopted by shareholder consent by a majority of the shareholders of the corporation on September 27, 2001, said articles are hereby amended as follows:

Article IV
Stock

The aggregate number of shares which this Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of Common Stock having a par value of $.001 per share. All Common Stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this Corporation shall not be liable to any further call or assessment. The Corporation shall also have authority to issue five Million (5,000,000) shares of Preferred Stock having a par value of $0.001 per share and to be issued with such rights, preferences and designations and in such series as determined by the Board of Directors of the Corporation.

3. The number of shares of the corporation outstanding at the time of adoption of the foregoing was approximately 59,011,000; and the number of shares entitled to vote thereon were the same.

4. The number of shares consenting to the action was 49,200,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

Effective the 22nd day of September, 2001.

/s/ MC Hammer
MC Hammer, President

/s/ MC Hammer
MC Hammer, Secretary

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF HAMMERTIME HOLDINGS, INC.

Pursuant to the provisions of the Nevada Business Corporation Act, the ________ corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent.

1. The following amendment of the Articles of Incorporation was adopted by shareholder consent by a majority of the shareholders of the corporation June 4, 2002. Said articles are hereby amended as follows:

Article I

Certification

The name of the Corporation is TransData USA, Inc.

2. Additionally, the shareholders consented to a reverse split of the Company’s common stock on a 4 to 1 basis.

3. The number of shares of the corporation outstanding at the time of adoption of the foregoing was approximately 54,000,000; and the number of shares entitled to vote thereon were the same.

4. The number of shares consenting to the action was 45,000,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

Effective the 4th day of June, 2002.

HAMMERTIME HOLDINGS, INC.

/s/ ROBERT Wallace
ROBERT Wallace, President

/s/ ROBERT Wallace
ROBERT Wallace, Secretary

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF TransData USA, INC.

Pursuant to the provisions of the Nevada Business Corporations Act, the above corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent.

1. The following amendment of the Articles of Incorporation was adopted by shareholder consent by a majority of the shareholders of the corporation on September 27, 2001 said articles are hereby amended as follows:

Article I

The name of the Corporation is Hammertime Holdings, Inc.

3. The number of shares of the corporation outstanding at the time of adoption of the foregoing was approximately 54,000,000; and the number of shares entitled to vote thereon were the same.

4. The number of shares consenting to the action was 45,000,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

Effective the 30th day of September, 2002.

/s/ ROBERT Wallace
Robert Wallace, President

/s/ ROBERT Wallace
Robert Wallace, Secretary

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:	Hammertime Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I Name of Corporation

The name of the corporation is VR Systems, Inc

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 25,000,000.*

4. Effective date of filing (optional):	December 9, 2003
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	/s/ ROBERT Wallace

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11-03-03

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:	VR Systems, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Articles I and IV, as attached.

Article I – to change name of company from VR Systems, Inc.

to Hansen Gray & Company, Inc.

Article IV – to create two new classes of preferred

stock; Class A Preferred Stock and

Class B Preferred Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:                   .*

4. Effective date of filing (optional):	February 23, 2004
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	/s/ Mark E. Gray

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

VR SYSTEMS, INC.

Pursuant to the provisions of the Nevada Business Corporations Act, the above corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent.

1.	The following amendments of the Articles of Incorporation were adopted by shareholder consent by a majority of the shareholders of the corporation on February 23, 2004, said articles are hereby amended as follows:

Article I

Name

The name of the corporation is Hansen Gray & Company, Inc.

Article IV

Stock

The aggregate number of shares which this Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common and shall have all the same rights and preferences. Fully-paid stock of this Corporation shall not be liable to any further call or assessment. The Corporation shall also have authority to issue Twenty-Five Million (25,000,000) shares of Preferred Stock having a par value of $0.01 per share and to be issued with such rights, preferences, and designations and in such series as determined by the Board of Directors of the Corporation.

Of the Preferred Stock, twenty four million (24,000,000) shares shall be designated as Class A Preferred Stock and one million (1,000,000) shares shall be designated as Class B Preferred Stock.

The designations and preferences of the Class A Preferred Stock is as follows:

a. The Class A Preferred Stock shall not be entitled to vote on any matters of the Corporation.

b. Any share of Class A Preferred Stock may, at the option of the holder, be converted into the equivalent number of fully paid nonassessable shares of Common Stock upon the holder of the shares of Class A Preferred Stock attaining certain agreed upon objectives as defined and fully outlined in the stock purchase agreement under which such shares were initially subscribed.

The designations and preferences of the Class B Preferred Stock is as follows:

a. Except as required by law, each holder of shares of Class B Preferred Stock shall be entitled to vote on all matters of the Corporation.

b. With regard to any vote in respect of the following matters, the authorized Class B Preferred Stock shall be entitled in the aggregate with relative voting powers among the holders of Class B Preferred Stock apportioned according to their respective holdings, to cast votes equal to fifty-one percent (51%) of the votes necessary to authorize or take action in respect of such matter at a meeting at which all shares entitled to vote thereon were present and voted, with the voting rights of all other classes of stock (whether preferred or common and whether currently existing or to be created) being entitled, in the aggregate, to cast votes equal to forty-nine percent (49%) of the votes necessary to authorize or take action in respect of such matter at a meeting of which all shares entitled to vote thereon were present and voted:

i)	Any election of Directors or proposal to remove or add a Director, the holders of Class B Preferred Stock will be entitled to cast votes equal to sixty-seven percent (67%) of the votes necessary to authorize or take such action and the voting rights of all other classes of stock will be entitled to cast votes equal to thirty-three percent (33%) of the votes necessary to authorize or take such action;

ii)	Any amendment, amendment and restatement, or repeal of the Articles of Incorporation or Bylaws, including any such action which prohibits the Board of Directors from reconsidering any amendment, amendment and restatement or repeal of the Articles of Incorporation or Bylaws;

iii)	Any amendment, amendment and restatement, or repeal of the Designations and Preferences of Class B Preferred Stock;

iv)	Any decision relating to the sale (whether assets or securities, common or preferred stock), merger, liquidation and dissolution, recapitalization, or issuance of Common or Preferred Stock of the Corporation.

2.	The number of shares of the corporation outstanding at the time of adoption of the foregoing was approximately 29,517,000; and the number of shares entitled to vote thereon were the same.

3.	The number of share consenting to the action was 25,000,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

Effective the 23rd day of February, 2004.

/s/ Mark E. Gray
Mark E. Gray, President

/s/ Mark E. Gray
Mark E. Gray, Secretary

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:	Hansen Gray & Company, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1. is amended to state that the name of the corporation is as follows:

iCurie, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ___________.*

4. Effective date of filing (optional):	January 24, 2005
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	Mark E. Gray / President of Permission
Mark E. Gray, President

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

iCurie, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Hansen Gray & Company, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: March 4, 2005

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	/s/ David M. Wacker, PRESIDENT

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Hansen Gray & Company, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I. The name of the Corporation is AMF Capital, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:              100%

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This from must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AMF Capital, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I. The name of the Corporation is Pro Motors Group Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:             51%

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PRO MOTORS GROUP CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I: THE NAME OF THE CORPORATION IS EASYLINK SOLUTIONS INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:             121,000,000

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

EASYLINK SOLUTIONS INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 1: THE NAME OF THE CORPORATION IS HYDROGEN HYBRID CORPORATION

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:             121,000,000

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HYDROGEN HYBRID CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

I. The name of the corporation is: Get Real USA Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:             120,000,000

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Francis X Weber
Signature of Officer	Francis X Weber, Jr., President

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GET REAL USA INC.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 3. AUTHORIZED STOCK

PAR VALUE PER SHARE WILL BE CHANGED TO $0.0001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:             100%

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 11-27-13

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Get Real USA, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The number of authorized shares of common stock are hereby increased to one billion two hundred fifty million (1,250,000,000) with a par value of .0001.

The number of authorized preferred shares of twenty five million (24,000,000 Class A and 1,000,000 Class B) at par value of .01 shall remain unchanged.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:     in excess 80 percent

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

CEO
Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

Get Real USA, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See attached pages for terms of Series A Convertible Preferred Stock.

3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Designation
Revised: 1-5-15

(Attachment Pages to Certificate of Designation of Get Real USA, Inc.)

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Get Real USA., Inc. (the “Company”) by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock of the Company be established; and

FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of “Series A Convertible Preferred Stock”; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall consist of one million (1,000,000) shares the Company’s Class A Preferred Stock, Par Value $0.0001 Per Share; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

Section 1. Dividend Preference

Dividends shall be payable pro rata on the Series A Convertible Preferred Stock based on the number of shares of Common Stock into which they are convertible, but only if and when declared by the Company’s Board of Directors. No dividends shall be paid on any Common Stock unless comparable dividends are paid on all of the Series A Convertible Preferred Stock and all shares of the Company’s Class B Preferred Stock, par value $0.0001 per share (the “Class B Preferred Stock”).

Section 2. Liquidation Preference

In the event of any liquidation or winding up of the Company, the holders of the Series A Convertible Preferred Stock, subordinate to the holders of the Class B Preferred Stock, shall be entitled to receive in preference to the holders of Common Stock the amount at which the Series A Convertible Preferred Stock was purchased from the Company plus any accrued but unpaid dividends. The remaining balance of the proceeds from the liquidation, if any, after payment of the liquidation preference to holders of the Class B Preferred Stock, will then be allocated to the Series A Convertible Preferred Stock and the Common Stock holders on an as-converted basis. At the option of the holders of the Class B Preferred Stock, a merger, sale of all or substantially all of the assets of the Company, reorganization or other transaction in which control of the Company is transferred may be treated as a liquidation, dissolution or winding up for purposes of the liquidation preference.

Section 2. Conversion

The holders of the Series A Convertible Preferred Stock shall have the right to convert the Series A Convertible Preferred Stock, at the option of the holder at any time, into shares of Common Stock of the Company as set forth below (any accrued but unpaid dividends will also have the right to be converted at the option of the company):

The number of whole shares of Common Stock into which the Series A Convertible Preferred Stock may be voluntarily converted (the “Conversion Shares”) shall be a price share of the Series A Convertible Preferred Stock equal to 50% of the lowest average of the three (3) lowest trading prices of the Common Stock for the twenty (20) consecutive trading days prior to the date on which the Market Price is measured (the “Conversion Price”); provided, however, that, in no event, shall any holder of the Series A Convertible Preferred Stock (“Holder”) be entitled to convert any portion of the Series A Convertible Preferred Stock in excess of that portion of the Series A Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series A Convertible Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series A Convertible Preferred Stock with respect to which the determination of this proviso is being made, would result in the beneficial ownership by such Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

Section 3. Anti-dilution Provisions

The conversion price of the Series A Convertible Preferred Stock shall be subject to appropriate adjustment in the event of a stock split, stock dividend or similar event; and shall be adjusted on a weighted average basis to prevent dilution, in the event that the Company sells additional shares of Common Stock, preferred stock or convertible debt convertible into Common Stock or preferred stock (other than shares which are presently authorized and, which may be issued from time to time to employees, consultants) at a purchase price less than the applicable conversion price of the Series A Convertible Preferred Stock.

Section 4. Voting Rights

(a) The holders of the Series A Convertible Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Series A Convertible Preferred Stock remain issued and outstanding, the holders thereof, voting together with holders of the Common Stock as a single class, shall have the right to cast the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by such holders.

(b) The Company shall not, without the affirmative vote of the holders of at least 51% of all outstanding shares of Series A Convertible Preferred Stock, amend, alter or repeal any provision of this Statement of Designations, PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Convertible Preferred Stock, make technical, corrective, administrative or similar changes in this Statement of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Convertible Preferred Stock.

Section 5. NOTICES. Any notice required hereby to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

CERTIFICATE OF DESIGNATION

OF

GET REAL USA, INC.

ESTABLISHING THE DESIGNATIONS, PREFERENCES,

LIMITATIONS AND RELATIVE RIGHTS OF ITS

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada General Corporation Law, Get Real USA, Inc., a corporation organized and existing under the Nevada General Corporation Law (the “Company”),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on October 16, 2017, duly adopted resolutions providing for the issuance of a series of one million (1,000,000) shares of Series A Convertible Preferred Stock, which resolution is and reads as follows:

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Get Real USA, Inc. (the “Company”) by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock of the Company be established; and

FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of “Series A Convertible Preferred Stock”; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall consist of one million (1 ,000,000) shares the Company’s Class A Preferred Stock, Par Value $0.0001 Per Share; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

Section 1. Dividend Preference

Dividends shall be payable pro rata on the Series A Convertible Preferred Stock based on the number of shares of Common Stock into which they are convertible, but only if and when declared by the Company’s Board of Directors. No dividends shall be paid on any Common Stock unless comparable dividends are paid on all of the Series A Convertible Preferred Stock and all shares of the Company’s Class B Preferred Stock, par value $0.0001 per share (the “Class B Preferred Stock”).

Section 2. Liquidation Preference

In the event of any liquidation or winding up of the Company, the holders of the Series A Convertible Preferred Stock, subordinate to the holders of the Class B Preferred Stock, shall be entitled to receive in preference to the holders of Common Stock the amount at which the Series A Convertible Preferred Stock was purchased from the Company plus any accrued but unpaid dividends. The remaining balance of the proceeds from the liquidation, if any, after payment of the liquidation preference to holders of the Class B Preferred Stock, will then be allocated to the Series A Convertible Preferred Stock and the Common Stock holders on an as-converted basis. At the option of the holders of the Class B Preferred Stock, a merger, sale of all or substantially all of the assets of the Company, reorganization or other transaction in which control of the Company is transferred may be treated as a liquidation, dissolution or winding up for purposes of the liquidation preference.

Section 2. Conversion

The holders of the Series A Convertible Preferred Stock shall have the right to convert the Series A Convertible Preferred Stock, at the option of the holder at any time, into shares of Common Stock of the Company as set forth below (any accrued but unpaid dividends will also have the right to be converted at the option of the company):

The number of whole shares of Common Stock into which the Series A Convertible Preferred Stock may be voluntarily converted (the “Conversion Shares”) shall be a price share of the Series A Convertible Preferred Stock equal to 50% of the lowest average of the three (3) lowest trading prices of the Common Stock for the twenty (20) consecutive trading days prior to the date on which the Market Price is measured (the “Conversion Price”); provided, however, that, in no event, shall any holder of the Series A Convertible Preferred Stock (“Holder”) be entitled to convert any portion of the Series A Convertible Preferred Stock in excess of that portion of the Series A Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series A Convertible Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series A Convertible Preferred Stock with respect to which the determination of this proviso is being made, would result in the beneficial ownership by such Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

Section 3. Anti-dilution Provisions

The conversion price of the Series A Convertible Preferred Stock shall be subject to appropriate adjustment in the event of a stock split, stock dividend or similar event; and shall be adjusted on a weighted average basis to prevent dilution, in the event that the Company sells additional shares of Common Stock, preferred stock or convertible debt convertible into Common Stock or preferred stock (other than shares which are presently authorized and, which may be issued from time to time to employees, consultants) at a purchase price less than the applicable conversion price of the Series A Convertible Preferred Stock.

Section 4. Voting Rights

(a) The holders of the Series A Convertible Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Series A Convertible Preferred Stock remain issued and outstanding, the holders thereof, voting together with holders of the Common Stock as a single class, shall have the right to cast the number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by such holders.

(b) The Company shall not, without the affirmative vote of the holders of at least 51% of all outstanding shares of Series A Convertible Preferred Stock, amend, alter or repeal any provision of this Statement of Designations, PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Convertible Preferred Stock, make technical, corrective, administrative or similar changes in this Statement of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Convertible Preferred Stock.

Section 5. NOTICES. Any notice required hereby to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer this 16th day of October, 2017.

GET REAL USA, INC.

By:	/s/ Aslo Taylor
Aslo Taylor, CEO